Exhibit 99.2

MedQuist Investors:		MedQuist Media:
Tony James	Tripp Sullivan	Thomas Mitchell
Chief Financial Officer	Corporate Communications, Inc	Director of Marketing
tjames@medquist.com	tripp.sullivan@cci-ir.com	tmitchell@medquist.com
(615) 261-1509	(615) 324-7335	(615) 798-6630

MEDQUIST HOLDINGS AND M*MODAL TO MERGE CREATING THE NEW STANDARD

FOR CLINICAL INFORMATION WORKFLOW

Financial Highlights

•	Total consideration of $130 million, consisting of $77.2 million in cash and 4.1 million shares of common stock

•	Positions the Company for stronger future revenue growth and enhanced margins, while achieving meaningful cost synergies

•	Projected to increase the Company’s annualized Adjusted EBITDA run-rate approximately $20 million by year end 2012

•	Expected to be modestly accretive to Adjusted Net Income per diluted share in the second half of 2011

Strategic Highlights

•	Existing products provide for tighter EHR integration leading to increased physician adoption and Meaningful Use

•	Technology pipeline enables new growth opportunities associated with clinical analytics and revenue cycle management

•	Leverages core transcription business and provides further differentiation within the HCIT market

•	Enables opportunities for greater penetration of the in-house transcription market segment

Operational Highlights

•	Provides ownership of speech and Natural Language Understanding technologies

•	Facilitates consolidation to a single speech recognition platform

•	Accelerates M*Modal’s technology roadmap

•	Provides a broader product offering to local and regional transcription partners

•	Leverages M*Modal’s cloud-based services to enhance gross margins

Franklin, TN, July 11, 2011 – MedQuist Holdings Inc. (NASDAQ: MEDH), a leading provider of integrated clinical documentation solutions for the U.S. healthcare system, announced the signing of a definitive agreement to acquire M*Modal and its advanced Speech Understanding™ technology for total consideration of $130 million. The transaction is subject to customary closing conditions, including review under the Hart-Scott-Rodino Act, and is expected to close prior to the end of the third quarter of 2011.

Phone: (615)798-6000	-MORE-	www.medquist.com

MEDH and M*Modal to Merge in $130 Million Transaction

July 11, 2011

M*Modal’s current annualized revenue run rate of $24 million (which includes amounts billed to MedQuist Holdings) is derived from its proprietary cloud-based software solutions that enable healthcare providers to easily convert speech into structured clinical information. This improves physician efficiency, enhances the integration of the physician narrative into electronic health records (EHR), and contributes to the analysis of clinical information for quality and reimbursement requirements.

Vern Davenport, MedQuist Holding’s newly appointed Chairman and Chief Executive Officer, noted, “This transaction combines MedQuist’s strengths of capturing the physician narrative, our large customer base, global presence and deep domain expertise in healthcare with the innovations of M*Modal’s currently available technologies and strong product roadmap. Their scalable cloud-based solutions, Speech Understanding™ platform, strong technology pipeline and a large team of speech and language scientists and engineers complement MedQuist’s clinical workflow solutions.”

Michael Finke, Chief Executive Officer of M*Modal, added, “Given the outstanding strategic fit between us, we are positioned to create a whole new level of clinical documentation workflow and analytics solutions that address some of the healthcare industry’s most pressing issues. This merger gives M*Modal the immediate resources and access to customers required to accelerate and extend our technology development efforts.”

MedQuist and M*Modal provide advanced speech understanding technologies and services that seamlessly capture the physician narrative, according to Davenport. “We have an opportunity to jointly become a more visible, strategic technology enabler of healthcare organizations as they strive to successfully adopt electronic health records, navigate the move to a value-based healthcare system and derive critical quality and outcomes data from the structured clinical intelligence we create,” he said.

The purchase price, which is subject to customary working capital and cash adjustments, is comprised of $48.4 million in cash paid at closing, $28.8 million in installments paid in cash over the next three years and 4.1 million shares of MedQuist Holdings common stock currently valued at $52.8 million, based on $12.76 per share using the average closing price over the trailing 10 trading days ending immediately prior to the date of signing the definitive agreement. The Company will fund the cash component of the purchase price from available cash. Additionally, the Company expects to incur fees and expenses, including additional restructuring and integration costs associated with this transaction, of approximately $13 million. The Company also expects to accelerate the amortization of approximately $12 million of certain prepaid licensing fees.

The Company obtained consents from the majority of both its senior and subordinated lenders to exclude this acquisition from the appropriate acquisition-related covenants. The Company’s subordinated lenders have agreed to certain additional modifications; principally, reducing the amounts due under existing make-whole provisions, if such debt is exchanged prior to maturity, increasing allowable leverage limits, uncapping the future use of common shares allowed to be used for acquisition and increasing annual amounts available for dividends and stock repurchases up to $25 million, plus available excess cash, as defined.

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MEDH and M*Modal to Merge in $130 Million Transaction

July 11, 2011

The Company intends to provide more detailed integration, organizational and branding plans at closing and any updates necessary to its previously issued performance goals for 2011 when it reports second quarter results in mid-August.

Investor Conference Call and Web Simulcast

MedQuist Holdings will host a conference call on July 12, 2011, at 8:00 a.m. CT to discuss the transaction. The number to call for the interactive teleconference is (212) 231-2903. A replay of the conference call will be available through Tuesday, July 19, 2011, by dialing (402) 977-9140 and entering the confirmation number, 21531191.

A live broadcast of MedQuist Holdings’ conference call will be available online at the Company’s website, www.medquistholdings.com, under Investor Relations or http://www.videonewswire.com/event.asp?id=80865 on July 12, 2011, beginning at 8:00 a.m. CT. The online replay will follow shortly after the call and continue for one year.

About MedQuist

MedQuist is a leading provider of medical transcription services and a leader in technology-enabled clinical documentation workflow. MedQuist’s enterprise solutions – including mobile voice capture devices, speech recognition, Web-based workflow platforms and a global network of medical editors – help healthcare facilities improve patient care, increase physician satisfaction, and lower operational costs. For more information, please visit www.medquist.com.

About M*Modal

M*Modal, a leader in advanced Speech and Natural Language Understanding technology, transforms narrative medical documentation into structured, encoded information to create meaningful, valuable clinical intelligence that can be shared, analyzed, and used to inform collaborative care. More than 800 healthcare organizations nationwide utilize M*Modal’s solutions to re-define the role of clinical narrative in improving and promoting quality of care, clinical efficiency, financial performance, and EHR adoption. For more information, please visit www.mmodal.com.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as statements regarding the timing and impact of MedQuist’s potential acquisition of M*Modal, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and MedQuist Holdings Inc. assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public

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MEDH and M*Modal to Merge in $130 Million Transaction

July 11, 2011

filings made by MedQuist Holdings Inc. (including filings by MedQuist Holdings Inc. with the SEC). Although MedQuist Holdings believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, MedQuist Holdings also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

Non-GAAP Financial Measures

We have provided the Company’s Adjusted EBITDA, a non-GAAP financial measures, on a forward-looking basis in this document. We are unable to present a quantitative reconciliation of this forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because management cannot predict, with sufficient reliability, contingencies relating to potential changes in tax valuation allowances, potential changes to customer accommodation accruals, potential restructuring impacts, contingencies related to past and future acquisitions, and changes in fair values of our derivative instruments, all of which are difficult to estimate primarily due to dependencies on future events.

Adjusted EBITDA

Adjusted EBITDA, a non-GAAP financial measure, is defined by the Company as Net Income excluding taxes, interest, equity in income of an affiliated company, depreciation, amortization, cost of legal proceedings and settlements, acquisition related charges, restructuring charges, stock compensation, amortization of certain prepaid licensing fees and certain non-recurring accrual reversals.

Adjusted Net Income

Adjusted Net Income, a non-GAAP financial measure, is defined by the Company as Adjusted EBITDA less depreciation, amortization expense for capitalized intangible assets (excluding acquired intangibles), less interest expense (net of non-cash interest), and less current tax provision. We measure Adjusted Net Income based on diluted shares outstanding (see below). Management believes that utilization of Adjusted Net Income is an important non-GAAP financial measure of our normalized operating results.

Diluted Shares Outstanding

For purposes of evaluating our results on per-share metrics, many of our computations utilize proforma diluted share computations. Our measure of proforma diluted shares include our Basic and Diluted share computations utilized for GAAP purposes, plus the impacts of minority interest shares outstanding, shares to be issued to another minority shareholder, restricted inducement shares to be granted to certain of M*Modal’s continuing employees, restricted shares issued to the Company’s Chairman and Chief Executive Offer and restricted stock awards associated with the termination of MedQuist Inc.’s long-term incentive plan.

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